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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


As independent public accountants, we hereby consent to the inclusion of our report dated January 29, 1997 in this Form 8-K/A on the combined statement of revenue and certain expenses of Main Street Properties. It should be noted that we have not audited any financial statements of the Main Street Properties subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                                            ARTHUR ANDERSEN LLP

Philadelphia, PA
April 29, 1997